EXHIBIT 8.1

February 26, 2007

DGSE Companies, Inc. 2817 Forest Lane Dallas, Texas 75234

Ladies and Gentlemen:

We have acted as counsel to DGSE Companies, Inc., a Nevada corporation ("DGSE"), in connection with the preparation of the Registration Statement on Form S-4 (the “Registration Statement”), including the Proxy Statement/Prospectus forming part thereof, relating to the proposed Merger, as defined and described in the Amended and Restated Agreement and Plan of Merger, dated as of January 6, 2007, among DGSE, DGSE Merger Corp., a Delaware corporation and a wholly-owned subsidiary of DGSE, Superior Galleries, Inc., a Delaware corporation ("Superior"), and Stanford International Bank Ltd., as stockholder agent (the "Agreement"). This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

Our opinion is based upon an examination of the Registration Statement (including the joint Proxy Statement/Prospectus forming a part thereof) and such other documents as we have deemed necessary or appropriate as a basis therefore. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. Our opinion is further based on the assumption that the Merger will be consummated in compliance with the material terms of the Agreement, and that none of the material terms and conditions set forth therein have been or will be waived or modified.

We hereby confirm that, subject to the assumptions and qualifications set forth herein and therein, the discussion set forth in the section of the Registration Statement entitled "Material United States Federal Income Tax Considerations" constitutes our opinion as to the U.S. federal income tax consequences of those matters set forth therein as to which we are described as rendering an opinion. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect today and all of which are subject to change, possibly with retroactive effect, or different interpretations.

DGSE Companies, Inc.
February 26, 2007

Other than as expressly stated above, we express no opinion regarding the tax treatment of the Merger under the laws of any State or local government within the United States or under the laws of any foreign country. Additionally, we express no opinion regarding any other tax consequences of the Merger, including without limitation the tax consequences of other transactions effectuated prior to, concurrently with, or after the Merger (including any conversion of Superior preferred stock to Superior common stock or the exchange of Superior debt into Superior common stock), or on any issue relating to DGSE or Superior or, in each case, to any investment therein or under any other law. This opinion is being provided to you solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the use of our name under the heading entitled "Material United States Federal Income Tax Considerations" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours, /s/ Sheppard, Mullin, Richter & Hampton LLP